UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 7, 2007

Matritech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 11, 2007, Matritech (the “Company”) entered into an engagement letter with Verdolino & Lowey P.C., pursuant to which the Company engaged Verdolino & Lowey to assist it with planning and preparation for liquidation and dissolution of the Company, and after stockholder approval of the sale of substantially all the Company’s assets to Inverness Medical Innovations, Inc., the closing of the asset sale and stockholder approval of the dissolution, to perform services necessary or convenient in connection with the liquidation and dissolution.  The liquidation and dissolution services are expected to include payment of the Company’s obligations and distribution of all remaining funds to common stockholders, accounting services, records retention, and employee benefit management.  The engagement letter also provides for Craig R. Jalbert, a principal at Verdolino & Lowey, to be elected by the Company’s Board of Directors to serve as President of the Company and in other officer positions following the termination of employment of current executive officers of the Company during the liquidation and dissolution process.  Verdolino & Lowey and Mr. Jalbert will report to the Board of Directors of the Company.

On December 11, 2007, the Company also entered into an indemnification agreement with Verdolino & Lowey P.C., pursuant to which the Company agreed to provide Mr. Jalbert with the full benefits of provisions of Article Twelfth of the Company’s Amended and Restated Certificate of Incorporation to indemnify him for his actions as an officer of the Company and to indemnify Verdolino & Lowey P.C. for losses, claims, damages and liabilities resulting from claims and proceedings that are related to the performance of services under the engagement letter.

Copies of the engagement letter and indemnification agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference.  The description of the foregoing documents contained in this Current Report on Form 8-K are qualified in their entirety by reference to such documents.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2007, the Board of Directors of the Company approved a Second Amended Non-Disclosure and Inventions Agreement between the Company and Stephen D. Chubb, the Company’s Chief Executive Officer (the “Second Amended Non-Disclosure Agreement”).  Under the Second Amended Non-Disclosure Agreement, Mr. Chubb’s non-compete period will end one year after (a) Mr. Chubb has no longer has an employment relationship with the Company and (b) the Company is not an operating company (after it has sold substantially all its assets), even if Mr. Chubb remains a member of the Company’s Board of Directors.  A copy of the Second Amended Non-Disclosure Agreement is attached hereto as Exhibit 10.3 and is hereby incorporated by reference.  The description of the foregoing document contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Engagement letter dated December 7, 2007 by and between Matritech, Inc. and Verdolino & Lowey, P.C.

10.2	Indemnification Agreement dated December 7, 2007 by and between Matritech, Inc. and Verdolino & Lowey, P.C.

10.3	Second Amended Non-Disclosure and Inventions Agreement, by and between the Company and Stephen D. Chubb, dated December 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: December 12, 2007	By:	/s/ Stephen D. Chubb
Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Engagement letter dated December 7, 2007 by and between Matritech, Inc. and Verdolino & Lowey, P.C.

10.2	Indemnification Agreement dated December 7, 2007 by and between Matritech, Inc. and Verdolino & Lowey, P.C.

10.3	Second Amended Non-Disclosure and Inventions Agreement, by and between the Company and Stephen D. Chubb, dated December 7, 2007